Exhibit 99.1

                Itron Announces Closing of Previously Announced
                    $235 Million Private Placement of Equity

    SPOKANE, Wash.--(BUSINESS WIRE)--March 1, 2007--Itron, Inc. (NASDAQ:ITRI) announced today that it has completed the private placement of 4,086,958 shares of its common stock to ten institutional investors. The private placement, which was previously announced, is pursuant to a securities purchase agreement dated February 25, 2007, for an aggregate purchase price of $235 million, or $57.50 per share.

    The shares were sold pursuant to an exemption from registration afforded by Section 4 (2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Itron has agreed to register re-sales of the shares not later than 140 days from the date hereof.

    Forward-Looking Statements:

    This press release contains forward-looking statements. These forward-looking statements are based on Itron's current expectations and are subject to the risk that the registration of re-sales may not be completed in a timely manner.

    CONTACT: Itron, Inc.
             Deloris Duquette, Vice-President, Investor Relations and Corporate Communications
             509-891-3523
             Deloris.duquette@itron.com